EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teradata Corporation of our report dated February 23, 2018, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Teradata Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 8, 2018